Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF
OPEN LENDING CORPORATION
This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for common stock, par value $0.01 per share (the “Shares”) of Open Lending Corporation are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before one minute past 11:59 p.m., New York City time, on July 27, 2026, or such later date to which the Offer is extended (the “Expiration Time”). Such form may be mailed to the Depositary, and must be received by the Depositary on or before the Expiration Time. See Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase, dated June 29, 2026 (the “Offer to Purchase”).
The Information Agent for the Offer is:
Innisfree M&A Incorporated
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders may call toll free: (877) 456-3507
Banks and Brokers may call collect: (212) 750-5833
The Depositary for the Offer is:
EQUINITI TRUST COMPANY, LLC
If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:
Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.

Ladies and Gentlemen:
The undersigned hereby tenders to Lakers Acquisition Sub, Inc., upon the terms and subject to the conditions set forth in its Offer to Purchase, dated June 29, 2026 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedure set forth in Section 3, “Procedure for Tendering Shares,” of the Offer to Purchase.
Number of Shares Tendered:
Certificate Nos. (if available):
If Shares will be tendered by book-entry transfer, check box:
☐
The Depository Trust Company

Account Number:
Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:
Dated: , 2026	Signature(s)

(Not To Be Used For Signature Guarantee)
The undersigned, a participant in the Security Transfer Agents Medallion Program or any other “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within one Nasdaq trading day after the date hereof.
Name of Firm:	(Authorized Signature)
Address:	Name: (Please Print)
Title:
Area Code and Tel. No:	Dated: , 2026
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.